COLDWELL
BANKER
COMMERCIAL

SAUNDERS
REAL ESTATE

December 4, 2009

Alico Inc
Attn:  A. Denise Plair, Corporate Secretary
640 South Main Street
LaBelle, FL  33935

Board of Directors of Alico, Inc.:

Please accept this letter as notification that I do not intend to stand for re-election as a director at the Alico, Inc annual meeting to be held in 2010.  I have enjoyed serving on the Alico Board but have determined that I need to concentrate my efforts in my business as a real estate broker and professional.  Additionally, I also hope to be able to work with Alico in this capacity in the future and feel that my service in this way, if asked, can better benefit the company than my service as a director and wish to avoid any possibility of the appearance of a conflict in such event.  This will also confirm that I have no disagreements or concerns with the Board or management which has influenced this decision.

I wish you the best and feel that Alico is well served by its remaining directors.

Very Truly Yours,

/s/ DEAN SAUNDERS

Dean Saunders

Coldwell Banker Commercial Saunders Real Estate
5120 South Lakeland Drive, Suite 3, Lakeland, FL 33813 · 863-648-1528 Fax: 863-607-9254